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                                  EXHIBIT 23.1

         CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 24, 2000 (except with respect to the matters in Note 14, as to which the date is August 15, 2000) included in WJ Communications, Inc.'s Form S-1 for the year ended December 31, 1999.


San Jose, California
December 20, 2000